Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Mary Ellen Fowler Vice President and Treasurer 443-285-5450 maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST REPORTS

2006 FOURTH QUARTER AND YEAR END RESULTS

COLUMBIA, MD February 14, 2007 — Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the full year and quarter ended December 31, 2006.

Shareholder Return

The Company’s shareholders earned a total return of 46% for the year 2006, the sixth highest among all publicly traded office REITs. For the past five years, the Company’s shareholders earned a total return of 426%, the second highest five year return among all publicly traded office REITs based on numbers compiled by NAREIT as of December 31, 2006. These return computations include the re-investment of dividends on the ex-dividend date and share price appreciation.

2006 Highlights

•                  9.5% increase in Earnings per Share (“EPS”) diluted to $.69 for year ended 2006 from $.63 per share diluted for the year ended 2005.

•                  2.7% increase in Funds from Operations (“FFO”) per diluted share to $1.91 for the year ended 2006 from $1.86 for 2005, including the $.08 accounting charge for the write-off of issuance costs from Series E and F preferred shares at redemption. Excluding the $.08 accounting charge, 2006 FFO would have been $1.99 per diluted share, as adjusted, or an increase of 7.0%.

•                  $180.1 million in acquisitions for 1.0 million square feet and over 980 acres of land.

•                  $88.3 million in dispositions, representing 689,000 square feet.

•                  793,000 square feet of development projects placed into service, that were 94.6% leased at December 31, 2006.

•                  92.8% occupied and 95.5% leased for our wholly-owned portfolio as of December 31, 2006.

•                  Redeemed all 1,150,000 outstanding 10.25% Series E preferred shares and all 1,425,000 outstanding 9.875% Series F preferred shares.

•                  $164.7 million in equity raised through the issuance of 2.0 million common shares and 3,390,000 shares of 7.625% Series J Cumulative Redeemable Preferred Shares.

•                  $200.0 million in debt raised through the issuance of 3.5% Exchangeable Senior Notes.

•                  55.4% renewal rate on expiring leases for the year, 1.1 million square feet renewed with an average capital cost of $3.27 per square foot.

•                  60.3% Diluted FFO payout ratio, 79.9% Diluted Adjusted Funds from Operations (“AFFO”) payout ratio for the year.

•                  10.7% increase in quarterly common dividend during September 2006.

“We made great strides during 2006 and are now well positioned for strong growth in 2007. We strengthened our team, continued to increase our land control in strategic locations, leased close to 1.0 million square feet of development space and strengthened our financial position by substantially reducing our floating rate debt,” stated Randall M. Griffin, President and CEO, Corporate Office Properties Trust.

Fourth Quarter 2006 Highlights

•                  EPS diluted of $.08 for the fourth quarter of 2006 as compared to $.16 per diluted share for the fourth quarter of 2005.

•                  FFO per diluted share was $.48 for the fourth quarter 2006, equal to the $.48 per diluted share earned for fourth quarter 2005. Included in FFO is a $.04 accounting charge for the write off of issuance costs associated with the Series F Preferred redemption. Without this accounting charge, FFO per diluted share would have been $.52 for the fourth quarter 2006, or an increase of 8.3%.

•                  Acquired 500 of the 591 acres at Fort Ritchie, the former United States Army base located in Washington County, Maryland for $5.0 million, adjusted pro rata for the property holdback. The balance of the site will be acquired during 2007, and in total can support 1.7 million square feet of office development and 673 residential units.

•                  831,000 square feet under construction in 8 buildings that are 79.5% leased at December 31, 2006.

•                  1.3 million square feet under development in 13 buildings at December 31, 2006.

•                  Closed on a $146.5 million ten-year non-recourse loan, with interest only payments at a fixed rate of 5.43%.

•                  4.6% increase in Same Property NOI on a cash basis, representing 133 properties and 78.8% of the portfolio.

Financial Results

EPS for the year ended December 31, 2006 totaled $.69 per diluted share and net income available to common shareholders totaled $29.9 million, as compared to $.63 per diluted share, and $24.4 million net income available to common shareholders for the year ended December 31, 2005. Included in 2006 net income is approximately $14.8 million in gain on sale of real estate properties net of minority interests, compared to a gain on sale net of minority interests of $3.8 million in 2005. Also included in 2006 net income is an accounting charge of $3.9 million, or $.09 per share, for the write-off of initial issuance costs related to the Series E and F preferred share redemptions.

For the quarter ended December 31, 2006, EPS totaled $.08 per diluted share and net income available to common shareholders totaled $3.7 million, as compared to $.16 per diluted share and $6.6 million net income available to common shareholders for the quarter ended December 31, 2005. Included in fourth quarter 2006 net income is an accounting charge of $2.1 million, or $.05 per share, for the write-off of initial offering costs related to the Series F preferred share redemption.

Diluted FFO for the year ended December 31, 2006 totaled $98.9 million, or $1.91 per diluted share, as compared to $88.8 million, or $1.86 per diluted share, for the year ended December 31, 2005, representing a 2.7% increase on a per share basis. 2006 FFO included an $.08 accounting charge for the write-off of issuance costs from Series E and F preferred share redemptions. Excluding the $.08 accounting charge, 2006 FFO would have been $1.99 per diluted share, as adjusted, or an increase of 7.0%.

The Company’s diluted FFO for the three months ended December 31, 2006 totaled $25.1 million, or $.48 per diluted share, as compared to $23.8 million, or $.48 per diluted share, for the three months ended December 31, 2005, representing no change on a per share basis. Included in the FFO per diluted share is a $2.1 million accounting charge associated with the Series F preferred share redemption. Without this accounting charge, FFO per diluted share, as adjusted, would have been $0.52 per share, representing an increase of 8.3%.

Diluted FFO payout ratio was 60.3% for the year ended 2006 compared to 56.3% for the comparable 2005 period. The Company’s diluted FFO payout ratio for the three months ended December 31, 2006 was 63.5%, as compared to 57.0% for the year ended 2005.

Diluted AFFO for the year ended December 31, 2006 totaled $74.7 million, as compared to $63.4 million for the year ended December 31, 2005, representing an increase of 17.8%.  Diluted AFFO payout ratio was 79.9% for year ended 2006, compared to 78.8% for the year ended 2005.

Diluted AFFO for the three months ended December 31, 2006 totaled $17.7 million, as compared to $15.9 million for the three months ended December 31, 2005, representing a 11.3% increase. The Company’s diluted AFFO payout ratio for the three months ended December 31, 2006 was 89.9%, as compared to 85.3% for the year ended 2005. A reconciliation of non GAAP measures to the comparable GAAP measures are included in the tables that follow the text of this press release.

Revenues from real estate operations in continuing operations for the year ended December 31, 2006 were $301.3 million, as compared to the year ended December 31, 2005 of $242.1 million.  As of December 31, 2006, the Company had a total market capitalization of $4.3 billion, with $1.5 billion in debt outstanding, equating to a 34.9% debt-to-total market capitalization ratio. The Company’s total quarterly weighted average interest rate was 6.0%. The Company had 88.3% of total debt subject to fixed interest rates.

For the fourth quarter 2006, EBITDA interest coverage ratio was 2.71x, and the EBITDA fixed charge ratio was 2.24x.

Operating Results

At December 31, 2006, the Company’s wholly-owned portfolio of 170 office properties totaling 15.1 million square feet, was 92.8% occupied and 95.5% leased. The weighted average remaining lease term for the portfolio was 5.0 years and the average rental rate (including tenant reimbursements) was $20.90 per square foot.

During 2006, the Company leased 2.9 million square feet including 1.8 million square feet of renewed and retenanted space, 250,000 square feet of previously unoccupied space and 922,000 square feet of new development space.

For the year, the Company renewed 1.1 million square feet or 55.4% of leases expiring (based on square footage), at an average capital cost of $3.27 per square foot. For the 1.8 million square feet renewed and retenanted during the year, total rent increased 7.6% on a straight-line basis, as measured from the GAAP straight-line rent in effect preceding the renewal date. Total rent increased 0.5%, on a cash basis. The average capital cost for the renewed and retenanted space was $11.04 per square foot.

For the quarter ended December 2006, 181,000 square feet was renewed, equating to a 34.3% renewal rate, at an average capital cost of $5.49 per square foot. Total rent on renewed space decreased 6.5% on a straight-line basis and 13.2% on a cash basis. For renewed and retenanted space of 291,000 square feet, total straight-line rent increased 1.0% and total rent on a cash basis decreased 4.6%. The average committed capital cost for renewed and retenanted space was $4.78 per square foot.

Same property Cash Net Operating Income increased 4.6% for fourth quarter 2006 as compared to the comparable 2005 period. The Company’s same property portfolio consists of 133 buildings and represents 78.8% of the total square feet owned as of December 31, 2006.

Significant leases signed during the quarter total 417,000 square feet and include entire building leases for:

•                  60,000 square feet at 1055 North Newport Road and 75,000 square feet at 9965 Federal Drive in Colorado Springs, Colorado;

•                  103,000 square feet at 201 Technology Park Drive in Lebanon, Virginia;

•                  126,000 square feet at 320 Sentinel Drive (320 NBP) in Annapolis Junction, Maryland; and

•                  54,000 square feet at 940 Elkridge Landing Road (Airport Square VII) in Linthicum, Maryland.

In addition, the Company signed a 58,000 square foot lease with a large credit worthy tenant for the balance of the building at 15 West Gude Drive in Rockville, Maryland.

The Company recognized lease termination fees of $3.4 million for the quarter, net of write-offs of related straight-line rents and accretion of intangible assets and liabilities, as compared to $1.1 million in the fourth quarter of 2005.

Development Activity

At December 31, 2006, the Company’s development pipeline consisted of:

•                  Eight buildings under construction totaling 831,000 square feet for a total projected cost of $194.0 million, that are 79.5% leased.

•                  Thirteen buildings under development totaling 1.3 million square feet for a total projected cost of $258.2 million.

•                  Four projects under redevelopment totaling 740,000 square feet for a total projected cost of $88.8 million.

The Company’s land inventory (wholly owned and joint venture) at December 31, 2006 totaled 1.4 million acres that can support 12.4 million square feet of development.

During the year, the Company placed seven buildings into service, two of which were partially placed into service during 2005, for a total of 793,000 square feet, that were 94.6% leased.

Acquisition Activity

During the year, the Company acquired $180.1 million of property composed of $128.9 million for 7 buildings with a total of 1.1 million square feet, and $51.2 million in land composed of over 980 acres of land that can support 4.6 million square feet of office development. Included in these totals, are the following assets:

•                  400,000 square feet and 44 acres of land with 525,000 developable square feet in Colorado Springs, Colorado for $58.0 million.

•                  31 acres of land with 375,000 developable square feet in San Antonio, Texas for $7.2 million.

•                  611,000 square feet and 222 acres of land with 1.4 million developable square feet in the Baltimore/Washington Corridor for $106.7 million.

•                  500 acres of land with 1.7 million developable square feet of office space and 673 residential units known as the former Fort Ritchie United States Army base located in Cascade, Washington County, Maryland for $5.0 million, adjusted pro rata for the property holdback.

Disposition Activity

During the year, the Company sold 689,000 square feet in 8 buildings for $87.4 million, and 1.6 acres of land for $900,000. Included in these totals, are the following buildings:

•                  335,000 square feet in 3 buildings in the Company’s New Jersey portfolio, including 1 property held through a 20.0% joint venture ownership for $33.8 million.

•                  142,000 square feet in 2 buildings in Suburban Maryland for $17.0 million.

•                  212,000 square feet in 2 buildings in Suburban Baltimore for $34.1 million.

Financing and Capital Transactions

The Company executed the following transactions during the year:

•                  $82.6 million raised through issuance of 2.0 million common shares.

•                  Redeemed its 10.25% Series E Cumulative Redeemable Preferred Shares and its 9.875% Series F Cumulative Redeemable Preferred Shares and recognized a total of $3.9 million for the write-off of original issuance costs related to these redemptions.

•                  $82.1 million raised through issuance of 7.625% Series J Cumulative Redeemable Preferred Shares.

•                  $200.0 million raised through issuance of 3.5% Exchangeable Senior Notes.

•                  Increased quarterly dividend 10.7% from $.28 to $.31 per share.

•                  Closed a $146.5 million, ten year non-recourse secured loan, requiring interest only payments at a fixed rate of 5.43% which matures in January 2017.

Subsequent Events

The Company executed the following transaction subsequent to year end:

•                  Acquired 56 operating properties containing 2.4 million square feet that were 84.9% occupied at closing and 187 acres of land with a minimum of 2.0 million developable square feet for $363.9 million, including approximately $1.4 million in transaction costs. The buildings are located in Maryland in the submarkets of White Marsh, Columbia, BWI, Towson and Hunt Valley. The total price was funded through $182.4 million in debt assumption and cash, with the seller receiving $154.9 million in the form of common shares issued at a deemed value of $49.00 per share and $26.6 million in Series K convertible preferred shares with a fixed coupon of 5.6%.

Earnings Guidance

The Company’s 2007 guidance remains unchanged. The 2007 EPS guidance is $.39 to $.48 per diluted share and the 2007 FFO guidance is $2.18 to $2.27 per diluted share.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  Thursday, February 15, 2007

Time:  4:00 p.m. EST

Dial In Number:  800-500-0177

Confirmation Code for the call:  8663054

A replay of this call will be available beginning Thursday, February 15, 2007 at 10:00 p.m. EST through Thursday, March 1, 2007 at midnight EST. To access the replay, please call 888-203-1112 and use confirmation code 8663054.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8K or our website (www.copt.com) for definitions of certain terms used in this press release.  Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) is a fully integrated, self-managed real estate investment trust (REIT) that focuses on the ownership, management, leasing, acquisition and development of suburban office properties located primarily in submarkets within the Greater Washington, DC region.  As of December 31, 2006, the Company owned 188 office properties totaling 15.9 million rentable square feet, which included 18 properties totaling 805,000 square feet held through joint ventures. The Company has implemented a core customer expansion strategy that is built around meeting, through acquisitions and development, the multi-location requirements of the Company’s existing strategic tenants. The Company’s property management services team provides comprehensive property and asset management to company owned properties and select third party clients.  The Company’s development and construction services team provides a wide range of development and construction management services for company owned properties, as well as land planning, design/build services, consulting, and merchant development to select third party clients.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended December 31,
	2006	2005
Revenues
Real estate revenues	$81,467	$64,948
Service operations revenues	14,844	13,889
Total revenues	96,311	78,837
Expenses
Property operating expenses	25,806	19,313
Depreciation and other amortization associated with real estate operations	20,081	15,106
Service operations expenses	14,220	13,595
General and administrative expenses	5,041	3,774
Total operating expenses	65,148	51,788
Operating income	31,163	27,049
Interest expense	(18,885)	(14,912)
Amortization of deferred financing costs	(948)	(729)
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	11,330	11,408
Equity in loss of unconsolidated entities	(52)	(88)
Income tax expense	(264)	265
Income from continuing operations before minority interests	11,014	11,585
Minority interests in income from continuing operations	(1,346)	(1,592)
Income from continuing operations	9,668	9,993
(Loss) income from discontinued operations, net of minority interests	(81)	268
Income before gain on sales of real estate	9,587	10,261
Gain on sales of real estate, net	—	21
Net income	9,587	10,282
Preferred share dividends	(3,790)	(3,654)
Issuance costs associated with redeemed preferred shares	(2,067)	—
Net income available to common shareholders	$3,730	$6,628

Earnings per share “EPS” computation
Numerator:	$3,730	$6,628

Denominator:
Weighted average common shares - basic	42,439	39,297
Dilutive effect of share-based compensation awards	1,641	1,678
Weighted average common shares - diluted	44,080	40,975

EPS
Basic	$0.09	$0.17
Diluted	$0.08	$0.16

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended December 31,
	2006	2005

Net income	$9,587	$10,282
Add: Real estate-related depreciation and amortization	19,768	15,410
Add: Depreciation and amortization on unconsolidated real estate entities	345	182
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(41)	(29)
Add (less): Loss (gain) on sales of real estate, excluding development portion	71	(14)
Less: Issuance costs associated with redeemed preferred shares	(2,067)	—
Funds from operations (“FFO”)	27,663	25,831
Add: Minority interests-common units in the Operating Partnership	1,204	1,520
Less: Preferred share dividends	(3,790)	(3,654)
Funds from Operations - basic (“Basic FFO”)	25,077	23,697
Add: Restricted common share dividends	—	107
Funds from Operations - diluted (“Diluted FFO”)	25,077	23,804
Less: Straight-line rent adjustments	(2,484)	(2,292)
Less: Recurring capital expenditures	(6,387)	(5,226)
Less: Amortization of deferred market rental revenue	(578)	(394)
Add: Issuance costs associated with redeemed preferred shares	2,067	—
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$17,695	$15,892

Weighted average shares
Weighted average common shares	42,439	39,297
Conversion of weighted average common units	8,495	8,688
Weighted average common shares/units - basic FFO per share	50,934	47,985
Dilutive effect of share-based compensation awards	1,641	1,902
Weighted average common shares/units - diluted FFO per share	52,575	49,887

Diluted FFO per common share	$0.48	$0.48
Dividends/distributions per common share/unit	$0.31	$0.28
Earnings payout ratio	356.4%	167.0%
Diluted FFO payout ratio	63.5%	57.0%
Diluted AFFO payout ratio	89.9%	85.3%
EBITDA interest coverage ratio	2.71x	2.82x
EBITDA fixed charge coverage ratio	2.24x	2.26x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	44,080	40,975
Weighted average common units	8,495	8,688
Dilutive effect of additional share-based compensation awards	—	224
Denominator for diluted FFO per share	52,575	49,887

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Year Ended December 31,
	2006	2005
Revenues
Real estate revenues	$301,319	$242,073
Service operations revenues	60,084	79,234
Total revenues	361,403	321,307
Expenses
Property operating expenses	94,504	72,253
Depreciation and other amortization associated with real estate operations	78,712	61,049
Service operations expenses	57,345	77,287
General and administrative expenses	16,936	13,534
Total operating expenses	247,497	224,123
Operating income	113,906	97,184
Interest expense	(71,378)	(54,872)
Amortization of deferred financing costs	(2,847)	(2,229)
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	39,681	40,083
Equity in loss of unconsolidated entities	(92)	(88)
Income tax expense	(887)	(668)
Income from continuing operations before minority interests	38,702	39,327
Minority interests in income from continuing operations	(4,584)	(5,245)
Income from continuing operations	34,118	34,082
Income from discontinued operations, net of minority interests	14,377	4,681
Income before gain on sales of real estate	48,495	38,763
Gain on sales of real estate, net	732	268
Net income	49,227	39,031
Preferred share dividends	(15,404)	(14,615)
Issuance costs associated with redeemed preferred shares	(3,896)	—
Net income available to common shareholders	$29,927	$24,416

Earnings per share “EPS” computation
Numerator:	$29,927	$24,416

Denominator:
Weighted average common shares - basic	41,463	37,371
Dilutive effect of share-based compensation awards	1,799	1,626
Weighted average common shares - diluted	43,262	38,997

EPS
Basic	$0.72	$0.65
Diluted	$0.69	$0.63

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Year Ended December 31,
	2006	2005

Net income	$49,227	$39,031
Add: Real estate-related depreciation and amortization	78,631	62,850
Add: Depreciation and amortization on unconsolidated real estate entities	910	182
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(163)	(114)
Less: Gain on sales of real estate, excluding development portion	(17,644)	(4,422)
Less: Issuance costs associated with redeemed preferred shares	(3,896)	—
Funds from operations (“FFO”)	107,065	97,527
Add: Minority interests-common units in the Operating Partnership	7,276	5,889
Less: Preferred share dividends	(15,404)	(14,615)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	98,937	88,801
Less: Straight-line rent adjustments	(9,740)	(6,763)
Less: Recurring capital expenditures	(16,510)	(18,198)
Less: Amortization of deferred market rental revenue	(1,904)	(426)
Add: Issuance costs associated with redeemed preferred shares	3,896	—
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$74,679	$63,414

Weighted average shares
Weighted average common shares	41,463	37,371
Conversion of weighted average common units	8,511	8,702
Weighted average common shares/units - basic FFO per share	49,974	46,073
Dilutive effect of share-based compensation awards	1,799	1,626
Weighted average common shares/units - diluted FFO per share	51,773	47,699

Diluted FFO per common share	$1.91	$1.86
Dividends/distributions per common share/unit	$1.18	$1.07
Earnings payout ratio	166.0%	166.9%
Diluted FFO payout ratio	60.3%	56.3%
Diluted AFFO payout ratio	79.9%	78.8%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	43,262	38,997
Weighted average common units	8,511	8,702
Denominator for diluted FFO per share	51,773	47,699

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	December 31,	December 31,
	2006	2005
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$2,111,310	$1,888,106
Total assets	2,425,883	2,129,759
Loans payable	1,498,537	1,348,351
Total liabilities	1,635,393	1,442,036
Minority interests	116,187	105,210
Beneficiaries’ equity	674,303	582,513

Debt to Total Assets	61.8%	63.3%
Debt to Undepreciated Book Value of Real Estate Assets	62.0%	62.6%
Debt to Total Market Capitalization	34.9%	41.5%

Property Data (wholly owned properties)
(as of period end):
Number of operating properties owned	170	165
Total net rentable square feet owned (in thousands)	15,050	13,708
Occupancy	92.8%	94.0%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$2,425,883	$2,129,759
Assets other than assets included in investment in real estate	(314,573)	(241,653)
Accumulated depreciation on real estate assets	219,574	174,935
Intangible assets on real estate acquisitions, net	87,325	90,984
Denominator for debt to undepreciated book value of real estate assets	$2,418,209	$2,154,025

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$9,907	$6,146	$20,649	$30,452
Total capital improvements on operating properties	3,844	2,944	11,779	9,782
Total leasing costs on operating properties	2,827	3,743	8,610	9,843
Less: Nonrecurring tenant improvements and incentives on operating properties	(7,489)	(4,872)	(13,862)	(21,505)
Less: Nonrecurring capital improvements on operating properties	(1,364)	(954)	(5,418)	(4,522)
Less: Nonrecurring leasing costs incurred on operating properties	(2,171)	(1,969)	(6,388)	(6,040)
Add: Recurring improvements on operating properties held through joint ventures	833	188	1,140	188
Recurring capital expenditures	$6,387	$5,226	$16,510	$18,198

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$13,292	$11,069	$49,670	$40,755
Common unit distributions	2,622	2,386	9,996	9,222
Common share dividends on restricted shares	—	107	—	—
Dividends and distributions for FFO & AFFO payout ratio	$15,914	$13,562	$59,666	$49,977

Reconciliation of numerators for diluted EPS and diluted FFO as reported to numerators for diluted EPS and diluted FFO excluding issuance costs associated with redeemed preferred shares

Numerator for diluted EPS, as reported	$3,730	$6,628	$29,927	$24,416
Add: Issuance costs associated with redeemed preferred shares	2,067	—	3,896	—
Numerator for diluted EPS, as adjusted	$5,797	$6,628	$33,823	$24,416

Numerator for diluted FFO, as reported	$25,077	$23,804	$98,937	$88,801
Add: Issuance costs associated with redeemed preferred shares	2,067	—	3,896	—
Numerator for diluted FFO, as adjusted	$27,144	$23,804	$102,833	$88,801

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$9,587	$10,282
Interest expense on continuing operations	18,885	14,912
Interest expense on discontinued operations	—	462
Income tax expense (benefit)	264	(264)
Real estate-related depreciation and amortization	19,768	15,410
Amortization of deferred financing costs-continuing operations	948	729
Amortization of deferred financing costs-discontinued operations	1	3
Other depreciation and amortization	313	194
Minority interests	1,329	1,658
EBITDA	$51,095	$43,386

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA
and fixed charge coverage-EBITDA
Interest expense from continuing operations	$18,885	$14,912
Interest expense from discontinued operations	—	462
Denominator for interest coverage-EBITDA	18,885	15,374
Preferred share dividends	3,790	3,654
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$22,840	$19,193

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$46,246	$45,398
Less: Straight-line rent adjustments	(1,021)	(1,969)
Less: Amortization of deferred market rental revenue	(207)	(394)
Same property cash net operating income	$45,018	$43,035

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Year Ending December 31, 2007
Reconciliation of projected EPS-diluted to projected diluted FFO per share	Low	High
Reconciliation of numerators
Numerator for projected EPS-diluted	$18,600	$22,800
Real estate-related depreciation and amortization	99,335	99,335
Minority interests-common units	3,612	4,427
Numerator for projected diluted FFO per share	$121,547	$126,562

Reconciliation of denominators
Denominator for projected EPS-diluted	47,388	47,388
Weighted average common units	8,459	8,459
Denominator for projected diluted FFO per share	55,847	55,847

Projected EPS - diluted	$0.39	$0.48
Projected diluted FFO per share	$2.18	$2.27

Top Twenty Office Tenants of Wholly Owned Properties as of December 31, 2006 (1)

(Dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (2) (3)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (4)

United States of America	(5)	45	2,182,610	15.6%	$47,584	16.3%	6.6
Booz Allen Hamilton, Inc.		10	779,936	5.6%	20,145	6.9%	7.2
Northrop Grumman Corporation		15	538,967	3.9%	12,375	4.2%	2.6
Computer Sciences Corporation	(6)	4	454,645	3.3%	11,076	3.8%	4.4
Unisys Corporation	(7)	4	760,145	5.4%	8,665	3.0%	2.7
L-3 Communications Holdings, Inc.	(6)	4	221,635	1.6%	8,621	3.0%	7.0
General Dynamics Corporation		9	278,239	2.0%	7,037	2.4%	3.0
AT&T Corporation	(6)	9	324,373	2.3%	6,758	2.3%	1.4
The Aerospace Corporation		2	221,785	1.6%	6,240	2.1%	7.9
Wachovia Corporation		5	188,994	1.4%	6,131	2.1%	11.4
The Boeing Company	(6)	4	143,480	1.0%	3,975	1.4%	3.0
Ciena Corporation		3	221,609	1.6%	3,558	1.2%	3.7
Science Applications International Corp.		12	170,839	1.2%	3,193	1.1%	0.3
Lockheed Martin Corporation		6	163,685	1.2%	2,953	1.0%	2.5
Magellan Health Services, Inc.		3	142,199	1.0%	2,910	1.0%	3.9
BAE Systems PLC	(6)	7	212,339	1.5%	2,795	1.0%	3.8
Merck & Co., Inc. (Unisys)	(7)	1	219,065	1.6%	2,466	0.8%	2.5
Wyle Laboratories, Inc.		4	174,792	1.3%	2,399	0.8%	5.6
Harris Corporation		4	84,040	0.6%	2,295	0.8%	3.6
EDO Corporation		6	98,812	0.7%	2,209	0.8%	6.6

Subtotal Top 20 Office Tenants		157	7,582,189	54.3%	163,384	56.0%	5.3
All remaining tenants		492	6,380,653	45.7%	128,380	44.0%	4.5
Total/Weighted Average		649	13,962,842	100.0%	$291,763	100.0%	5.0

(1)             Table excludes owner occupied leasing activity which represents 142,958 square feet with a weighted average remaining lease term of  6.1, as of December 31, 2006.

(2)             Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2006, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

(3)             Order of tenants is based on Annualized Rent.

(4)             The weighting of the lease term was computed using Total Rental Revenue.

(5)             Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)             Includes affiliated organizations or agencies.

(7)             Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet in our Greater Philadelphia region.